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                                                                   Exhibit 10.30

                              WASHINGTON PORTFOLIO

                           REAL ESTATE SALE AGREEMENT

         THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ____ day of July, 2002, by and between ERP Operating Limited Partnership ("ERP"), an Illinois limited partnership, EQR-Alderwood Limited Partnership ("Alderwood"), a Washington limited partnership, and EQR-Wellington, L.L.C., a Delaware limited liability company ("Wellington" and together with ERP and Alderwood are each referred to herein as a "Seller" and are collectively referred to herein as "Sellers"), each with an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and Goodman Financial Services, Inc. ("Purchaser"), a Washington corporation with an office at 2801 Alaskan Way, Suite 200, Seattle, Washington 98121.

                                    RECITALS

         A. ERP is the owner of (i) a certain parcel of real estate in the City of Kent, County of King, State of Washington, which parcel is more particularly described in attached EXHIBIT A-1, and upon which is located a multi-family residential apartment community commonly known as "Ridgegate Apartments" (the "Ridgegate Property"); (ii) a certain parcel of real estate in the City of Silverdale, County of Kitsap, State of Washington, which parcel is more particularly described in attached EXHIBIT A-2, and upon which is located a multi-family residential apartment community commonly known as "Ridgetop Apartments" (the "Ridgetop Property").

         B. Alderwood is the owner of a certain parcel of real estate in the City of Lynwood, County of Snohomish, State of Washington, which parcel is more particularly described in attached EXHIBIT A-3, and upon which is located a multifamily residential apartment community commonly known as "Alderwood Park Apartments" (the "Alderwood Property").

         C. Wellington is the owner of a certain parcel of real estate in the City of Silverdale, County of Kitsap, State of Washington, which parcel is more particularly described in attached EXHIBIT A-4, and upon which is located a multifamily residential apartment community commonly known as "Wellington Apartments" (the "Wellington Property" and together with the Ridgegate Property, the Ridgetop Property and the Alderwood Property, the "Real Property", any of which is sometimes referred to individually as an "Individual Property").

         D. Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Property (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

         THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers agree as follows:

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         1.       PURCHASE AND SALE.

         Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Sellers and Sellers shall sell to Purchaser the Real Property, together with: (i) all buildings and improvements located on the Real Property and any and all rights, easements, licenses and privileges appurtenant thereto; (ii) the landlord's right, title and interest in and to all leases and guarantees thereof (collectively, the "Leases") affecting the Property or any part thereof, other than any Former Tenant Lease Files (as defined in Section 14.10 below); (iii) all furniture, furnishings, fixtures, equipment, (excluding computer hardware and software not embedded in building systems), tools and other tangible property (excluding the EQR legal manual and any marketing information containing a logo) (collectively, the "Personal Property") owned by Sellers, located on the Real Property and used solely in connection therewith, a list of which is attached hereto as EXHIBIT B; (iv) all right, title and interest of Sellers under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property (collectively, the "Service Contracts") (a list of all such contracts and agreements currently in effect is attached hereto as EXHIBIT C); all to the extent applicable to the period from and after the Closing (as such term is hereinafter defined); and (v) to the extent in Sellers' possession and control, all intangible property relating to the design, development, operation, management and use of the Real Property, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental authority in connection with such development, use, operation or management, any telephone numbers and listings used in connection with the operation of the Real Property and the leasing thereof, goodwill in connection with the Real Property, all soils tests, architectural drawings, plans and specifications relating to all or any portion of the Real Property, all payment and performance bonds or warranties or guarantees relating to the Real Property and all trade names, fictitious business names, and other source and business identifiers contained in or related to the Real Property, including, without limitation, the names of the apartment communities", (collectively, "Intangible Property") (items (i) through (v) above, together with the Real Property, are collectively referred to in this Agreement as the "Property"). All of the foregoing expressly excludes all property owned by tenants or other users or occupants of the Property.

         2.       PURCHASE PRICE.

         The total consideration to be paid by Purchaser to Sellers for the Property is Fifty One Million, Seven Hundred Fifty Thousand and No/100ths Dollars ($51,750,000) (the "Purchase Price"), a portion of which shall be allocated to the Real Property and the Personal Property as set forth on EXHIBIT D attached hereto (to be mutually approved by Purchaser and Seller prior to the expiration of the Review Period). The Purchase Price shall be paid as follows:

                  2.1      EARNEST MONEY.

                           2.1.1    Sellers, Purchaser and a duly authorized
representative of the Walnut Creek California Office of First American Title Insurance Company ("Escrowee") shall concurrently herewith execute Earnest Money Escrow Instructions, in the form attached hereto as EXHIBIT E, pursuant to which Purchaser shall deliver to Escrowee initial earnest money (the

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"Initial Earnest Money") in the sum of Two Hundred Fifty Thousand and No/100ths
Dollars ($250,000). If Purchaser does not terminate this Agreement pursuant to and in accordance with Section 8 below, Purchaser shall deposit with the Escrowee additional earnest money (the "Additional Deposit") in the sum of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000) no later than one business day after the expiration of the Review Period. The Initial Earnest Money and, if deposited or required to be deposited with the Escrowee, the Additional Deposit, and the Extension Deposit (as defined in Section 4.1 below) together with any interest earned thereon net of investment costs, are referred to in this Agreement as the "Earnest Money". The Earnest Money shall be invested as Purchaser so directs. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

                           2.1.2    If the transaction closes in accordance with
the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Sellers as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, Sellers shall have the remedy provided for in Section 7.2 below. If the transaction fails to close due to a default on the part of Sellers, Purchaser shall have the remedy options provided for in Section 7.1 below.

                  2.2 CASH AT CLOSING. At Closing, Purchaser shall pay to Sellers, with current, federal funds wire transferred to Escrowee, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Sellers shall receive at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section
4.4 below.

         3.       EVIDENCE OF TITLE.

                  3.1 TITLE INSURANCE. Prior to execution of this Agreement, Sellers shall have delivered to Purchaser the owner's policy of title insurance for each Individual Property issued to Sellers (or their respective predecessors in interest, as the case may be) (the "Original Title Policies"). Sellers shall, within fifteen (15) days after the date of this Agreement, deliver to Purchaser a current commitment for an ALTA Form 1970 (with 1984 revisions) Owner's Title Insurance Policy (the "Title Commitment") for each Individual Property, in the amount of the Purchase Price allocated thereto, issued by First American Title Insurance Company (the "Title Insurer") and a copy of all underlying exceptions referenced therein. Sellers shall cause the Title Insurer to agree to issue to the Purchaser at Closing, an updated ALTA Standard Coverage Owner's Policy of Title Insurance for each Individual Property and Improvements (the "Owner's Policy"), dated as of the Closing Date (as hereinafter defined), in the amount of the Purchase Price, and insuring good and indefeasible fee simple title to the Real Property and Improvements to be in Purchaser subject only to the Permitted Exceptions (as defined in Section 3.3 below). Purchaser may request that the Title Company issue, but Sellers shall have no obligation to pay for or to cause the Title Company to issue, other available endorsements to the Owner's Policy and/or an extended coverage policy. Except as permitted under this Agreement, no additional encumbrances may be created on the Real Property by Sellers after the date of this Agreement without the prior consent of Purchaser, which consent may not be unreasonably withheld, conditioned or delayed, except that if such encumbrance is created after expiration of the Review

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Period, then Purchaser shall have the right to withhold its consent to such encumbrance in its sole discretion.

                  3.2 SURVEY. Prior to the execution of this Agreement, Sellers shall have delivered to Purchaser one copy of the most recent existing plat of survey (if any) of each Individual Property (the "Existing Surveys") in Sellers' possession and control. Purchaser may obtain, at Purchaser's sole option, election and expense, and deliver to Sellers, and the Title Insurer, on or before the date that is three (3) days prior to the last day of the Review Period (as hereinafter defined) updates to Existing Surveys (the "Updated Surveys") prepared by the surveyors who provided the Existing Surveys or another surveyor selected by Purchaser.

                  3.3 TITLE REVIEW. Purchaser shall have until the end of the Review Period (the "Title Review Period"), to give Sellers a detailed notice objecting to any exception or condition contained in the Title Commitments or shown on the Updated Surveys, or the New Surveys, if any. If Purchaser does not give notice of any objections to Sellers within the Title Review Period, Purchaser shall be deemed to have approved the title as shown in the Title Commitment, the title exceptions, and all matters shown on the Updated Surveys. If Purchaser provides timely objections, Sellers shall have five (5) days after receipt of Purchaser's notice (the "Title Cure Period") in which to cure or attempt to cure Purchaser's objections; provided, however that Sellers shall not have any obligation to cure any of Purchaser's objections. Sellers may bond around any mechanics' or materialmen's lien(s) and abstract(s) of judgment to the Title Company's reasonable satisfaction. If Purchaser provides timely objections and all of Purchaser's objections are not cured within the Title Cure Period for any reason, then, within five (5) business days after the last day of the Title Cure Period, Purchaser shall, as its sole and exclusive remedy, waiving all other remedies, either: (a) terminate this Agreement by giving a termination notice to Sellers, at which time Escrowee shall return the Earnest Money to Purchaser and the parties shall have no further rights, liabilities, or obligations under this Agreement (other than those that expressly survive termination); or (b) waive the uncured objections by proceeding to Closing and thereby be deemed to have approved the Purchaser's title as shown in the Title Commitment, the title exception documents, and the Updated Surveys and New Surveys, if any. If Sellers do not timely receive notice of Purchaser's election to terminate under this Section 3.3, Purchaser will be deemed to have waived the uncured objections and to approve the Purchaser's title as shown in the Commitment, the title exception documents, and the Updated Survey. All exceptions shown on the Title Commitments, the title exception documents, or the Updated Surveys that are not cured within the Title Cure Period shall be the "Permitted Exceptions".

         4.       CLOSING.

                  4.1 CLOSING DATE. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 11:00 a.m. on September 18, 2002, at the Walnut Creek California office of the Title Insurer, or at such other time and place as Sellers and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day. Notwithstanding the foregoing,

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Purchaser and Sellers shall each have one option (the "Option") to extend the
Closing Date for a period of thirty (30) days. The Option(s) may be exercised by Purchaser or Sellers, as the case may be, upon written notice to the other party on or before the date that is five (5) days prior to the then scheduled Closing Date, and in the case of Purchaser, upon receipt by Escrowee of an additional deposit of earnest money in the amount of $250,000 (the "Extension Deposit").

                  4.2 SELLERS' CLOSING DELIVERIES. At Closing, Sellers shall execute and deliver to Purchaser the following for each Individual
Property:

                           4.2.1    a "special" Warranty Deed, subject to the
Permitted Exceptions in the form attached hereto as EXHIBIT F and acceptable to the Title Insurer;

                           4.2.2    a bill of sale in the form attached hereto
as EXHIBIT G:

                           4.2.3    a letter advising tenants under the Leases
of the change in ownership of the Property in the form attached hereto as EXHIBIT H:

                           4.2.4    an Assignment and Assumption of Leases,
Security Deposits and Service Contracts in the form attached hereto as
EXHIBIT I:

                           4.2.5    an affidavit stating, under penalty of
perjury, Sellers' U.S. taxpayer identification number and that Sellers are not a foreign persons within the meaning of Section 1445 of the Internal Revenue Code;

                           4.2.6    such evidence of Sellers' power and
authority as the Title Insurer may reasonably require;

                           4.2.7    a closing statement ("Closing Statement")
setting forth the prorations and adjustments to the Purchase Price as required by Section 4.4 below.

                           4.2.8    an update of the Rent Roll (hereinafter
defined) in the form of the Rent Roll attached hereto as EXHIBIT J, dated no earlier than five (5) business days prior to the Closing Date, certified by Sellers to be to true and complete.

                           4.2.9    a standard and customary ALTA statement with
respect to parties in possession (other than tenants under Leases) and mechanics liens, in such form as may be reasonably required by the Title Insurer.

                           4.2.10   any instruments required to be filed or
recorded in connection with any applicable sales, use or transfer taxes.

                  4.3 PURCHASER'S CLOSING DELIVERIES. At Closing, Purchaser shall execute and deliver to Sellers the following:

                           4.3.1    the funds required pursuant to Section 2.2
above;

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                           4.3.2    a counterpart original of the Closing
Statement referenced in 4.2.6 above;

                           4.3.3    counterpart originals of the Assignment and
Assumption of Leases, Security Deposits and Service Contracts referenced in
Section 4.2.4 above); and

                           4.3.4    such evidence of Purchaser's power and
authority as the Title Insurer may reasonably require.

                  4.4 CLOSING PRORATIONS AND ADJUSTMENTS. Sellers shall prepare the Closing Statement of the prorations and adjustments required by this Agreement and submit a draft to Purchaser, for comment and approval, at least three (3) business days prior to the Closing Date. The following items are to be prorated, adjusted or credited (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property as of the Closing Date:

                           4.4.1    real estate and personal property taxes and
assessments (on the basis of the most recent ascertainable tax bill if the current bill is not then available, and with respect to the personal property taxes, on a "quick collect" basis);

                           4.4.2    the rent payable by tenants under the
Leases; provided, however, that rent and all other sums which are due and payable to Sellers by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Sellers if, as and when collected. At Closing, Sellers shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for six
(6) months thereafter. Purchaser shall promptly remit to Sellers any such rent or other sums paid by scheduled tenants;

                           4.4.3    the amount of unapplied security deposits
under the Leases and any interest accrued thereon for the benefit of the tenant thereunder pursuant to the Lease or applicable law;

                           4.4.4    water, electric, telephone and all other
utility and fuel charges, fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property of the Sellers and shall not be prorated or credited (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                           4.4.5    amounts due and prepayments under the
Service Contracts;

                           4.4.6    assignable license and permit fees; and

                           4.4.7    other similar items of income and expenses
of operation.

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         Except with respect to general real estate and personal property taxes
(which shall be reprorated upon the issuance of the actual bills, if necessary), any proration which must be estimated at Closing shall be reprorated and finally adjusted as soon as practicable after the Closing Date; otherwise, subject to the provisions of Section 4.4.2 above, all prorations shall be final.

                  4.5      TRANSACTION COSTS.

         Sellers shall pay for any base premium due in connection with the Owners' Policies (the "Base Premium") which shall be net of any reis___, discount which may be available from the Title Insurer in connection with the delivery of an existing owner's policy of title insurance, any transfer taxes and documentary stamps in excess of $100,000 and one-half (1/2) of Escrowee's standard escrow fees. All other closing and transaction costs (including, without limitation, title insurance premiums or other title costs in excess of the Base Premium, recording charges, any costs relating to the Updated Survey, the first $100,000 of any transfer taxes and documentary stamps and one-half (1/2) of Escrowee's standard escrow fees) shall be paid by Purchaser. Sellers and Purchaser shall, however, be responsible for the fees of their respective attorneys.

                  4.6      POSSESSION.

                           4.6.1    Upon Closing, Sellers shall deliver to
Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

                           4.6.2    Upon Closing, Sellers shall deliver to
Purchaser all keys, card keys and other security and access devises for the Real Property, the Lease files and all plans and specifications and warranties in Sellers' possession.

         5. CASUALTY LOSS AND CONDEMNATION. Prior to Closing, the risk of loss shall remain with Sellers. If, prior to Closing, the Property or any part thereof shall be condemned, or destroyed or damaged by fire or other casualty, Sellers shall promptly so notify Purchaser. If any Property or any part thereof shall be condemned such that damages are in excess of $250,000 (as determined by Sellers in good faith) or if the Property or any part thereof shall be destroyed or damaged by fire or other casualty the repair of which would cost in excess of $250,000 (as determined by Sellers in good faith), then, within twenty (20) days of such casualty or condemnation, Sellers shall notify Purchaser of its good faith determination of the resulting damages. At the option of either Sellers or Purchaser, which option shall be exercisable, if at all, by written notice thereof to the other party within ten (10) business days after Purchaser receives written notice of such fire, earthquake or other casualty or condemnation and Sellers' good faith determination of resulting damages, this Agreement may be terminated. If either Purchaser or Sellers elect to terminate this Agreement, the Earnest Money shall be returned to Purchaser by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement. In the event that neither Purchaser nor Sellers exercise the option to terminate the Agreement set forth above, or if the condemnation or casualty is below the $250,000 threshold described above, then the Closing shall take place on the Closing Date and Purchaser shall be entitle to receive the condemnation proceeds in the event of a condemnation, or in the

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event of a casualty, a credit against the Purchase Price payable at Closing in the total amount of the estimated proceeds to Sellers under any applicable hazard or other insurance policy or policies in effect with respect to the Property, (including, without limitation, a credit for the estimated amount of lost rental income subsequent to the Closing Date, if any,) all as determined by the applicable insurance representatives, plus the amount of any applicable deductibles MINUS any sums expended by Sellers in repairs or restoration; provided, however that in no event shall the total credit to Purchaser exceed the amount of the loss. In addition, in the event of the foregoing, Purchaser shall deliver to Sellers at Closing a release in form reasonably satisfactory to Sellers whereby Purchaser releases Sellers from all ongoing liability and/or claims in connection with such condemnation or casualty.

         Notwithstanding anything to the contrary contained in this Section 5, in the event any condemnation below the $250,000 threshold described above either (i) prohibits, as a matter of applicable law, the rebuilding or repair of the Property as it currently exists or (ii) prevents access to the Property from a publicly dedicated street, then Purchaser may elect to terminate this Agreement by written notice thereof to Sellers within ten (10) business days of such determination, and upon the exercise of such option by Purchaser, this Agreement shall become null and void, the Earnest Money shall be returned to Purchaser and neither party shall have any further liability or obligations hereunder, except those that expressly survive termination.

         6. BROKERAGE. Seller agrees to pay upon Closing (but not otherwise) a brokerage commission due to Eastdil ("Eastdil") pursuant to a separate agreement for services rendered in connection with the sale and purchase of the Property. Purchaser agrees to pay upon Closing (but not otherwise) a brokerage commission due Pinnacle Realty Management Company ("Pinnacle") pursuant to a separate agreement for services rendered in connection with the sale and purchase of the Property. Seller acknowledges that Seller has been informed by Purchaser that the sole shareholder of Purchaser has an interest in Pinnacle. Sellers and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than Eastdil and Pinnacle) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim. This
Section 6 shall survive the termination of this Agreement.

         7.       DEFAULT AND REMEDIES.

                  7.1 PURCHASER'S PRE-CLOSING REMEDIES. Notwithstanding anything to the contrary contained in this Agreement, if Sellers fail to perform in accordance with the terms of this Agreement at or prior to Closing, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (i) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except those which expressly survive termination, or (ii) upon notice to Sellers not more than thirty (30) days after Purchaser becomes aware of which failure, and provided an action is filed within ninety (90) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (i) above.

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                  7.2      SELLERS' PRE-CLOSING REMEDIES. If Purchaser fails to
perform in accordance with the terms of this Agreement at Closing, Sellers shall have the right to terminate this Agreement by delivering written notice to Purchaser whereupon the Earnest Money shall be forfeited to Sellers as liquidated damages (which shall be Sellers' sole and exclusive remedy against Purchaser), it being agreed between the parties hereto that the actual damages to Sellers in such event are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof and shall be and constitute valid liquidated damages, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement.

                  7.3 PRE-CLOSING KNOWLEDGE. If at any time after the execution of this Agreement, either Purchaser or Sellers becomes aware of information which makes a representation and warranty contained in this Agreement to become untrue in any material respect, said party shall promptly disclose said information in writing to the other party hereto. Provided, that the party making the representation has taken no willful act to cause the representation to become untrue, said party shall not be in default under this Agreement and the sole remedy of the other party shall be to either (i) terminate this Agreement by written notice, in which event this Agreement, without further action of the parties, shall become null and void such that neither party shall have any further rights or obligations under this Agreement except for those rights and obligations which by their terms expressly survive any such termination, or (ii) elect to proceed to Closing, in which case such party shall be deemed to have waived its rights with respect to any such breach of representation or warranty. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser and Sellers are prohibited from making any claims against the other party hereto after the Closing with respect to any breaches of the other party's representations and warranties contained in this Agreement that the claiming party has actual knowledge of prior to the Closing.

                  7.4 POST-CLOSING REMEDIES. From and after the Closing, Sellers and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Sellers nor Purchaser shall be entitled to recover from the other consequential or special damages.

         8.       CONDITIONS PRECEDENT.

                  8.1      CONDITION PRECEDENT - PURCHASER.

                           8.1.1    Purchaser shall have from the date hereof
until 5:00 p.m. (Central Standard Time) on July 31, 2002 within which to inspect the Property and to complete such other due diligence regarding the Property as Purchaser in its discretion desires (the "Review Period"). If Purchaser determines that the Property is unsuitable for its purposes or for any other reason or no reason elects not to continue with the transaction contemplated by this Agreement and so notifies Sellers in writing within the Review Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination. If Purchaser elects to proceed to Closing, then on or prior to the expiration of the

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Review Period, Purchaser shall deliver to Sellers written notice of Purchaser's election and shall deposit with Escrowee the Additional Earnest Money. Purchaser's failure to terminate this Agreement within the Review Period shall be conclusively deemed a waiver by Purchaser of the condition contained in this
Section 8.1.1. If applicable, then within ten (10) days of execution of this Agreement, Sellers and Purchaser agree to complete and execute the Disclosure of Information on Lead-Based Paint and/or Lead Based-Paint Hazard, a form of which is attached hereto as EXHIBIT I, and Purchaser acknowledges such form satisfies Sellers' obligations under 40 C.F.R. Part 745.

                           8.1.2    Purchaser shall have from the date hereof
until 5:00 p.m. (Central Standard Time) on August 31, 2002 (the "Finance Period") to secure a firm loan commitment from a lender containing terms and conditions reasonably acceptable to Purchaser. If Purchaser is unable to procure a firm loan commitment on or before the expiration of the Finance Period, and so notifies Sellers in writing within the Finance Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination. Purchaser's failure to terminate this Agreement within the Finance Period shall be conclusively deemed a waiver by Purchaser of the condition contained in this Section 8.1.2.

                           8.1.3    Purchaser's right of inspection pursuant to
this Section 8 and right of access during the period between the Review Period and Closing shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. Before entering upon the Property, Purchaser shall furnish to Sellers evidence of general liability insurance coverage (naming Sellers as additional insureds) of not less than $2,000,000. No inspection or interviews shall be undertaken without reasonable prior notice to Sellers. Sellers shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Sellers; provided, however, Purchaser shall have the right to interview Seller's on-site staff at the Property and conduct unit by unit inspections. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Sellers. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel acceptable to Sellers) and hold Sellers harmless from and against any and all damage to person or property (including, without limitation, attorneys' fees incurred in connection therewith) caused by Purchaser's exercise of its right of inspection as provided for in this Section
8. The indemnification obligation of Purchaser in this Section 8.1.2 shall survive termination of this Agreement.

                           8.1.4    At Closing, all management contracts
relating to the Property shall be terminated with no liability to Purchaser.

                  8.2 CONDITION PRECEDENT - SELLERS. It shall be a condition of Sellers' obligation to close hereunder that Sellers shall receive the consent of the Board of Trustees of Equity Residential to complete the transaction described in this Agreement on or before July 19, 2002.

         9.       SECTION 1031 EXCHANGE.

                  9.1 Sellers may structure the disposition of the Property or any Individual Property as a like-kind exchange under Internal Revenue Code
Section 1031 at Sellers' sole cost and expense. Purchaser shall reasonably cooperate therein, provided that Purchaser shall incur no costs, expenses or liabilities in connection with Sellers' exchanges. Sellers shall indemnify, defend and hold Purchaser harmless therefrom and Purchaser shall not be required to take title to or contract for purchase of any other property. If Sellers use a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Sellers hereunder shall not relieve, release or absolve Sellers of its obligations to Purchaser.

                  9.2 Purchaser may structure the acquisition of the Property or any Individual Property as a like-kind exchange under Internal Revenue Code Section 1031 at Purchaser's sole cost and expense. Sellers shall reasonably cooperate therein, provided that Sellers shall incur no costs, expenses or liabilities in connection with Purchaser's exchanges. Purchaser shall indemnify, defend and hold Sellers harmless therefrom and Sellers shall not be required to take title to or contract for purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Sellers.

         10.      REPRESENTATIONS AND WARRANTIES.

                  10.1 SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller represents and warrants to Purchaser on the date of this Agreement as follows:

                           10.1.1   ERP is a limited partnership, duly
organized, validly existing and in good standing under the laws of the State of Illinois; Wellington is a limited liability company duly organize, validly existing and in good standing under the laws of Delaware and Alderwood is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Washington.

                           10.1.2   Sellers has full power, right and authority
to enter into and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Sellers have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Agreements of Limited Partnership and Limited Liability Company of Sellers, as the case may be.

                           10.1.3   To the Sellers' knowledge, except as set
forth on EXHIBIT L, attached hereto Sellers have received no written notice of any pending or threatened litigation with respect to Sellers or the Property which would affect the Property after Closing.

                           10.1.4   To Sellers' knowledge, other than with
respect to matters set forth on EXHIBIT I, it has not received from any governmental authority written notice of any violation of any building, fire or health code or any other statute applicable to the Property; provided, however, Sellers make no representation or warranty with respect to the Property's compliance with the Americans with Disabilities Act.

                           10.1.5   To Sellers' knowledge, EXHIBIT C attached
hereto lists all of the Service Contracts affecting the Property and the vendor under each Service Contract.

                           10.1.6   To Sellers' knowledge, EXHIBIT K attached
hereto describes, in all material respects, the following information concerning the Leases affecting the Property as of the date hereof: (a) unit number, (b) name of tenant, (c) rental rate, (d) expiration date of the Lease, (e) amount of security deposit, and (f) move-in date.

                  10.2 SELLERS' KNOWLEDGE. When used in this Agreement, the term "to Sellers' knowledge" shall mean shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge of Christopher Beda, First Vice President of Equity Residential, Christine Akins, Assistant Vice President of Equity Residential and Wendell Hill, asset manager for the Property. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals shall have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Sellers' representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

                  10.3 SURVIVAL. The representations and warranties set forth in this Section 10 shall, shall be deemed to be remade as of Closing and shall survive the Closing and the delivery of the Deed for a period of six (6) months from the Closing Date. Notice of any claim as to a breach of any representation or warranties must be made to Sellers prior to the expiration of such six (6) month period or it shall be deemed a waiver of the right to assert such claim.

         11.      AS-IS.

                  11.1 AS-IS CONDITION. ACKNOWLEDGING PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE INSTRUMENTS OF CLOSING, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS", "WHERE IS", WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS ("DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLERS, ITS AGENTS OR EMPLOYEES CONCERNING THE CONDITION (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION) OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS IS".

                  11.2 NO ADDITIONAL REPRESENTATIONS. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE INSTRUMENTS OF CLOSING, PURCHASER

ACKNOWLEDGES AND AGREES THAT SELLERS HAVE NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. EXCEPT TO THE EXTENT ANY CLAIM, DAMAGE, LOSS OR LIABILITY RESULTS FROM ANY ACT OR OMISSION OF SELLERS, PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLERS OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ASSIGNS (COLLECTIVELY, "SELLERS AND ITS AFFILIATES") BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY.

                  11.3 PURCHASER'S DUE DILIGENCE. PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL

ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS (AND SELLERS' OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS (AND SELLERS' OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

         THE PROVISIONS OF THIS SECTION 11 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

         12.      LIMITATION OF LIABILITY.

                  12.1 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Sellers arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $150,000 per Individual Property.

                  12.2 NO PERSONAL LIABILITY OF SELLERS' DIRECTORS AND EMPLOYEES. No constituent partner in or agent of Sellers, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Sellers (including, but not limited to, Equity Residential Properties Trust) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Sellers' assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Sellers (or in any other constituent partner of Sellers), nor any obligation of any constituent partner in Sellers (or in any other constituent partner of Sellers) to restore a negative capital account or to contribute capital to Sellers (or to any other constituent partner of Sellers), shall at any time be deemed to be the property or an asset of Sellers or any such other constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligations to restore or contribute). The provisions of this Section 12.2 shall survive the Closing or any termination of this Agreement.

         13.      OPERATION OF THE PROPERTY.

         From and after the date hereof until the Closing Date or earlier termination of this Agreement:

                  13.1 ORDINARY COURSE OF BUSINESS. Sellers shall operate the Property in its ordinary course of business and shall not sell, further pledge, or otherwise transfer or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are disposed of in the ordinary course), subject the provisions of Section 5 above.

                  13.2 LEASES. Without notice to and the prior written consent of Purchaser, Sellers shall not terminate, modify, extend, amend or renew any Lease or enter into any new Lease except in accordance with its customary business practices; provided, however, any concessions being given at the Property shall be "up-front" concessions which shall not extend beyond the Closing Date.

                  13.3 SERVICE CONTRACTS. Sellers shall not enter into any new written service contract with respect to the Property that will not be cancelable by Purchaser without penalty upon no greater than thirty (30) days notice, without the prior written consent of Purchaser.

                  13.4 PROPERTY INSURANCE. Sellers shall maintain in full force and effect the property insurance on the Property which is in effect on the date of this Agreement, except as otherwise consented to by Purchaser.

         14.      MISCELLANEOUS.

                  14.1 INDEMNIFICATION CLAIMS. The indemnifications contained in this Agreement shall be subject to the following provisions: the indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) business days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement. The obligations set forth in this Section 14.1 shall survive the Closing or earlier termination of this Agreement.

                  14.2 ENTIRE AGREEMENT. All understandings and agreements heretofore had between Sellers and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties.

                  14.3 ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the prior consent of Sellers, except to any entity controlled directly or indirectly by John A. Goodman, or to an entity in which John A. Goodman has an interest. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Sellers and Purchaser and their respective successors and assigns.

                  14.4 NO MODIFICATION. This Agreement shall not be modified or amended except in a written document signed by Sellers and Purchaser.

                  14.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                  14.6 GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State in which the Property is located.

                  14.7 NOTICE. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission with a copy to follow by certified mail, return receipt requested, postage paid or by overnight courier, addressed as follows:

                           1.       If to Sellers:

                                    c/o Equity Residential
                                    Two North Riverside Plaza
                                    Suite 400
                                    Chicago, Illinois 60606
                                    Telephone: (312) 928-1206
                                    Facsimile: (312) 454-1962

                                    Attention: Chris Akins

                                    With a copy to:

                                    Equity Residential
                                    Two North Riverside Plaza
                                    Suite 400
                                    Chicago, Illinois 60606
                                    Telephone: (312) 928-1175
                                    Facsimile: (312) 454-0039

                                    Attention: Shelley Dunck

                           2.       If to Purchaser:

                                    Goodman Financial Services, Inc.
                                    2801 Alaskan Way
                                    Suite 200
                                    Seattle, Washington 98121

                                    Telephone: (206) 215-9816
                                    Facsimile: (206) 343-9579

                                    Attention: John Goodman

                                    With a copy to:

                                    Foster, Pepper & Shefelman PLLC
                                    1111 3rd Avenue, Suite 3400
                                    Seattle, Washington 98121

                                    Facsimile: (206) 749-1976
                                    Attention: Michael Kuntz

All notices given in accordance with the terms hereof shall be deemed received on the next business day if sent by overnight courier, on the same day if sent by facsimile before 5 P.M. (Central Standard Time) on a business day, on the third (3rd) business day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.7.

                  14.8 WAIVER OF TRIAL BY JURY. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury. In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement.

                  14.9 CONFIDENTIALITY. Except as may be required by law, without the prior written consent of Sellers, and unless the Closing occurs, Purchaser shall not disclose to any third party the existence of the material terms of this Agreement or the results of any inspections or studies undertaken in connection herewith. Purchaser agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 8 hereof, any of the documents, material or information regarding the Property supplied to Purchaser by Sellers or by any third party at the request of Sellers, including, without limitation any environmental site assessment reports furnished to Purchaser, except Purchaser may share such documents, material and information with Purchaser's consultants, attorneys, accountants, employees, equity partners, lenders on a "need to know" basis, unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. In the event that the Closing does not occur in accordance with the terms of this Agreement, Purchaser shall promptly return to Sellers all of the documents, materials and information regarding the Property supplied to Purchaser by Sellers or at the request of Sellers. The provisions of this
Section 14.9 shall survive the termination of this Agreement.

                  14.10 ASSIGNMENT OF INTEREST IN REPORTS AND STUDIES. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Sellers' request and payment of Purchaser's fees and costs therefor, assign and transfer to Sellers all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Sellers copies of all of the foregoing.

                  14.11 FORMER TENANT LEASE FILES. Notwithstanding anything to the contrary set forth in this Agreement, any and all files at the Property that relate to tenants who have vacated their units at the Property and with whom there exists a dispute or a set of facts that could lead to a dispute between Sellers and such tenant regarding the payment of sums due and owing to Sellers (collectively, "Former Tenant Lease Files"), together with any and all rights, causes of action and/or claims relating thereto shall not be transferred or assigned to Purchaser at Closing but shall remain the property of Sellers. Any and all such former Tenant Lease Files shall be removed from the Property by Sellers on or before the Closing Date.

                  14.12 NO MEMORANDUM OF AGREEMENT. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Sellers to terminate this Agreement.

                  14.13 PREVAILING PARTY ATTORNEY FEES. If either Sellers or Purchaser files suit to enforce the obligations of the other party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

                  14.14 COUNTERPART SIGNATURES. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  14.15 DESIGNATION OF ESCROWEE AS REPORTING PERSON. Sellers and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Sellers and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

         IN WITNESS WHEREOF, Sellers and Purchaser have executed and delivered this Agreement as of the date first above written.

                           SELLERS:

                           ERP Operating Limited Partnership, an Illinois limited partnership

                           By: Equity Residential, a Maryland real estate investment trust, its general partner


                                 By:
                                     --------------------------------------
                                 Its:
                                      -------------------------------------


                           EQR-Alderwood Limited Partnership, a
                           Washington limited partnership

                           By: ERP Operating Limited Partnership, an Illinois limited partnership, its general partner

                                 By:  Equity Residential, a Maryland real
                                      estate investment trust, its general
                                      partner


                                      By:
                                          ---------------------------------
                                      Its:
                                           --------------------------------


                           EQR-Wellington, a Delaware limited liability company

                           By:   ERP Operating Limited Partnership, an
                                 Illinois limited partnership, its managing
                                 member

                                 By:  Equity Residential, a Maryland real
                                      estate  investment trust, its general
                                      partner


                                      By:
                                          ---------------------------------
                                      Its:
                                           --------------------------------

                           PURCHASER:

                           Goodman Financial Services, Inc., a
                           Washington corporation


                           By:
                              --------------------------------------
                           Its:
                               -------------------------------------

EXHIBITS

A1-A4 Legal Descriptions
B - List of Personal Property
C - List of Service Contracts
D - Allocation of Purchase Price
E - Earnest Money Escrow Instructions
F - Special Warranty Deed
G - Bill of Sale
H - Notice to Tenants
I - Assignment and Assumption of Leases, Security Deposits and Service Contracts J - Form of Disclosure of Information on Lead Based Paint and/or Lead-Based
     Paint Hazards
K - Rent Roll
L - Pending Litigation
M - Assignment of Intangibles

                                   EXHIBIT A-1

                                    RIDGEGATE

THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF
SECTION 20, TOWNSHIP 22 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON; EXCEPT THE NORTH 30 FEET THEREOF DEEDED TO KING COUNTY, WASHINGTON, BY DEED RECORDED UNDER RECORDING NO. 4912699 FOR SOUTHEAST 248TH STREET.

                                     A-1 - 1

                                   EXHIBIT A-2

                                    RIDGETOP

PARCEL 1:

THAT PORTION OF LOT 1 OF KITSAP COUNTY LARGE LOT SUBDIVISION NO. 38, ACCORDING TO SURVEY RECORDED MARCH 24, 1987 IN VOLUME 1 OF SURVEYS AT PAGES 45 AND 46 UNDER RECORDING NO. 8703240199, IN KITSAP COUNTY, WASHINGTON, SAID PORTION LYING SOUTH OF THE FOLLOWING DESCRIBED LINE:

COMMENCING AT THE NORTHEAST CORNER OF ABOVE SAID LOT 1;
THENCE SOUTHERLY ALONG THE EAST LINE OF SAID LOT 1 ON A 656 FOOT CURVE TO THE RIGHT, THE CENTER OF WHICH BEARS SOUTH 57 DEGREES 19 MINUTES 54 SECONDS WEST, THROUGH A CENTRAL ANGLE OF 8 DEGREES 53 MINUTES 26 SECONDS FOR AN ARC DISTANCE OF 101.79 FEET; THENCE CONTINUING ALONG EAST LINE OF SAID LOT 1, SOUTH 10 DEGREES 17 MINUTES 08 SECONDS EAST A DISTANCE OF 185.15 FEET TO THE TRUE POINT OF BEGINNING;
THENCE SOUTH 82 DEGREES 35 MINUTES 42 SECONDS WEST A DISTANCE OF 648.00 FEET TO THE TERMINUS AT A POINT ON THE WEST LINE OF SAID LOT 1 WHICH BEARS SOUTH 06 DEGREES 38 MINUTES 49 SECONDS EAST AND LIES 250.00 FEET FROM THE NORTHWEST CORNER OF SAID LOT 1;

(ALSO KNOWN AS LOT A OF SHORT PLAT NO. 4779 RECORDED UNDER RECORDING NO. 8809280063.)

PARCEL 2:

A 30 FOOT EASEMENT FOR STORM DRAINAGE, SEWER PIPES AND APPURTENANCES CREATED BY INSTRUMENT RECORDED UNDER RECORDING NO. 8903280120, IN KITSUP COUNTY, WASHINGTON, SITUATE WITHIN THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER,
SECTION 15, TOWNSHIP 25 NORTH, RANGE 1 EAST, W.M., IN KITSUP COUNTY, WASHINGTON.

                                     A-2 - 1

                                   EXHIBIT A-3

                                    ALDERWOOD

PARCEL A:

THE SOUTH HALF OF THE NORTH HALF OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE NORTH 20 FEET OF THE SOUTH HALF OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 15, TOWNSHIP 27 NORTH, RANGE 4 EAST, W.M., IN SNOHOMISH COUNTY, WASHINGTON;

EXCEPT THE WEST 40 FEET THEREOF CONVEYED TO THE CITY OF LYNWOOD BY DEED RECORDED UNDER RECORDING NO. 7901030238;
ALSO EXCEPT THE NORTH 1 FOOT OF THE EAST 401 FEET THEREOF CONVEYED TO THE CITY OF LYNNWOOD BY DEED RECORDED UNDER RECORDING NO. 8009100136.

PARCEL B:

THOSE CERTAIN EMERGENCY WEHICLE ACCESS EASEMENT AND STORM DRAINAGE SEWER EASEMENT RIGHTS OVER AND ACROSS A PORTION OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 15, TOWNSHIP 27 NORTH, RANGE 4 EAST, W.M., IN SNOHOMISH COUNTY, WASHINGTON, AS MORE FULLY DESCRIBED IN THAT CERTAIN "EASEMENT AND AGREEMENT" RECORDED JULY 6, 1982 UNDER RECORDING NO. 8207060176; EXCEPT THEREFROM ANY PORTION THEREOF LYING WITHIN A PUBLIC STREET OR HIGHWAY.

                                     A-3 - 1

                                   EXHIBIT A-4

                                   WELLINGTON

PARCEL A:

THAT PORTION OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 17, TOWNSHIP 25 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE ALONG THE EAST LINE THEREOF SOUTH 0 DEG.44'46" WEST 1320.09 FEET TO THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE ALONG THE SOUTH LINE THEREOF 89 DEG.57'49" WEST 677.63 FEET TO THE WEST RIGHT-OF-WAY MARGIN OF RANDALL WAY;
THENCE ALONG SAID MARGIN AND ALONG A LINE PARALLEL WITH AND 30.00 FEET WEST TO (NORMAL TO) THE NORTH-SOUTH CENTERLINE OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER NORTH 0 DEG.44'29" EAST 30.00 FEET TO THE TRUE POINT OF BEGINNING;
THENCE SOUTH 89 DEG.57'49" WEST 617.66 FEET TO THE WEST LINE OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE ALONG SAID WEST LINE NORTH 0 DEG.44'12" EAST 428.24 FEET TO THE SOUTH LINE OF THE NORTH 28 RODS (462 FEET) OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE ALONG SAID SOUTH LINE NORTH 89 DEG.58'20" EAST 431.70 FEET;
THENCE SOUTH 0 DEG.44'29" WEST 195.00 FEET;
THENCE NORTH 89 DEG.58'20" EAST 186.00 FEET TO THE WEST RIGHT-OF-WAY MARGIN OF RANDALL WAY;
THENCE ALONG SAID MARGIN SOUTH 0 DEG.44'29" WEST 233.15 FEET TO THE TRUE POINT OF BEGINNING;

(ALSO KNOWN AS LOT 2 OF KITSAP COUNTY PROPERTY LINE ADJUSTMENT RECORDED UNDER RECORDING NO. 8808170088).

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS CREATED BY INSTRUMENT RECORDED UNDER RECORDING NO. 8809120189. BEING A PORTION OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER IN SECTION 17. TOWNSHIP 25 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

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PARCEL C:

THAT PORTION OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 17, TOWNSHIP 25 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE ALONG THE EAST LINE THEREOF SOUTH 00 DEG.44'46" WEST 1,320.09 FEET TO THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE ALONG THE SOUTH LINE THEREOF SOUTH 89 DEG.57'49" WEST 677.63 FEET TO THE WEST RIGHT-OF-WAY MARGIN OF RANDALL WAY AND THE TRUE POINT OF BEGINNING;
THENCE CONTINUING ALONG SAID SOUTH LINE SOUTH 89 DEG.57'49" WEST 617.63 FEET TO THE SOUTHWEST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE ALONG THE WEST LINE THEREOF NORTH 00 DEG.44'12" EAST 430.00 FEET;
THENCE NORTH 89 DEG.57'49" EAST 617.66 FEET TO SAID WEST RIGHT-OF-WAY MARGIN OF RANDALL WAY:
THENCE ALONG SAID MARGIN SOUTH 00 DEG.44'29" WEST 430.00 FEET TO THE TRUE POINT OF BEGINNING;

(BEING KNOWN AS PARCEL B OF KITSAP COUNTY PROPERTY LINE ADJUSTMENT RECORDED UNDER RECORDING NO. 8612220143.)

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